Exhibit 99.1

FOR IMMEDIATE RELEASE: July 19, 2012

Media Contact:

Kirstie Burden, Overstock.com, Inc.

+1 (801) 947-3116

kburden@overstock.com

Investor Contact:

Kevin Moon, Overstock.com, Inc.

+1 (801) 947-3282

kmoon@overstock.com

Overstock.com Reports Q2 2012 Results

Net income of $470,000

SALT LAKE CITY — Overstock.com, Inc. (NASDAQ: OSTK) today reported financial results for the quarter ended June 30, 2012.

Key Q2 2012 metrics (comparison to Q2 2011):

•                  Revenue:  $239.5M vs. $235.0M (2% increase);

•                  Gross margin: 18.0% vs. 16.9% (110 basis point increase);

•                  Gross profit:  $43.2M vs. $39.8M (8.5% increase);

•                  Sales and marketing expense: $13.5M vs. $13.7M (1% decrease);

•                  Contribution (non-GAAP measure): $29.7M vs. $26.1M (14% increase);

•                  G&A/Technology expense: $29.6M vs. $33.5M (12% decrease);

•                  Net income (loss): $470,000 vs. $(7.8)M ($8.3M increase); and

•                  Diluted EPS: $0.02/share vs. $(0.34)/share ($0.36 increase).

CEO Patrick Byrne said, “Club O is a wonderful addition to our business. Our customers appreciate the 5% rewards and free shipping. I am once again grateful to my colleagues for getting the flywheel spinning in the right direction, and excited to see how quickly they can accelerate it.”

The Company will hold a conference call and webcast to discuss its second quarter 2012 financial results on Thursday July 19, 2012 at 11:30 a.m. Eastern Time.

Webcast information

To access the live webcast and presentation slides, please go to http://investors.overstock.com. To listen to the conference call via telephone, dial (866) 551-1816 and enter conference ID 94476983 when prompted.  Participants outside the United States or Canada who do not have Internet access should dial (706) 758-1198 and enter conference ID 94476983 when prompted.

A replay of the conference call will be available at http://investors.overstock.com starting two hours after the live call has ended.  An audio replay of the webcast will be available via telephone starting at 2:30 p.m. Eastern Time on Thursday, July 19, 2012, through 11:59 p.m. Eastern Time on Sunday, August 19, 2012.  To listen to the recorded webcast by phone, please dial (800) 585-8367 and enter conference ID 94476983 when prompted.  Outside the U.S. or Canada please dial +1 (404) 537-3406 and enter conference ID 94476983.

Please email questions to Kevin Moon at kmoon@overstock.com prior to the conference call.

Key financial and operating metrics:

Investors should review our financial statements and publicly-filed reports in their entirety and not rely on any single financial measure.

Net revenue — Total net revenue for Q2 2012 and 2011 was $239.5 million and $235.0 million, respectively, a 1.9% increase. The growth in net revenue was primarily due to increases in unique visitors and average order size which more than offset lower conversion rates and fewer orders compared to last year.

Gross profit — Gross profit for Q2 2012 and 2011 was $43.2 million and $39.8 million, respectively, an 8.5% increase, representing 18.0% and 16.9% of total net revenue for those respective periods. The increase in gross profit was primarily due to pricing initiatives and lower credit card costs, partially offset by higher freight and return-related costs.

Contribution (a non-GAAP financial measure) and contribution margin (a non-GAAP financial measure) — Contribution for Q2 2012 and 2011 was $29.7 million and $26.1 million, respectively, a 14% increase. Contribution margin increased by 130 basis points to 12.4% from 11.1% for the same periods.

Contribution (a non-GAAP financial measure) (which we reconcile to “gross profit” in our statement of operations) consists of gross profit less sales and marketing expense and reflects an additional way of viewing our results. Contribution margin is contribution as a percentage of total net revenue. When viewed with our GAAP gross profit less sales and marketing expenses, we believe contribution and contribution margin provides management and users of the financial statements information about our ability to cover our operating costs, such as technology and general and administrative expenses. Contribution and contribution margin are used in addition to and in conjunction with results presented in accordance with GAAP and should not be relied upon to the exclusion of GAAP financial measures. The material limitation associated with the use of contribution is that it is an incomplete measure of profitability as it does not include all operating expenses or non-operating income and expenses. Management compensates for these limitations when using this measure by looking at other GAAP measures, such as operating income (loss) and net income (loss).

For further details on contribution and contribution margin, see the calculation of these non-GAAP financial measures and the reconciliation of contribution to gross profit below (in thousands):

	Three months ended June 30,
	2012		2011
Total net revenue	$239,536	100%	$234,992	100%
Cost of goods sold	196,367	82.0%	195,222	83.1%
Gross profit	43,169	18.0%	39,770	16.9%
Less: Sales and marketing expense	13,512	5.6%	13,655	5.8%
Contribution and contribution margin	$29,657	12.4%	$26,115	11.1%

Sales and marketing expenses — Sales and marketing expenses totaled $13.5 million and $13.7 million for Q2 2012 and 2011, respectively, a 1% decrease, and representing 5.6% and 5.8% of total net revenue for those periods. Lower compensation-related costs from reduced staffing was the primary reason for the year-over-year decrease.

Technology expenses — Technology expenses totaled $15.1 million and $16.8 million for Q2 2012 and 2011, respectively, a 10% decrease and representing 6.3% and 7.2% of total net revenue for those periods. The $1.7 million decrease is primarily due to decreases in compensation and recruiting related costs from reduced staffing.

General and administrative (“G&A”) expenses — G&A expenses totaled $14.5 million and $16.7 million for Q2 2012 and 2011, respectively, a 13% decrease, and representing 6.1% and 7.1% of total net revenue for those periods. The $2.2 million decrease is largely due to decreases in legal fees and compensation related expenses from reduced staffing.

Operating income — Operating income for Q2 2012 was $19,000 compared to $(7.4) million in Q2 2011, a $7.4 million increase.

Interest income — Interest income for Q2 2012 and 2011 was $27,000 and $46,000, respectively.

Interest expense — Interest expense for Q2 2012 and 2011 was $253,000 and $630,000 respectively, a decrease of 60%. The decrease in interest expense is primarily the result of the extinguishment of our Senior Notes and US Bank finance obligations in 2011.

Other income, net — Other income, net for Q2 2012 and 2011 was $719,000 and $220,000, respectively. The increase was primarily due to increased gift card and Club O rewards breakage.

Income taxes — The income tax provision for Q2 2012 and 2011 was $42,000 and $16,000, respectively. This income tax provision is for state minimum tax payments, foreign taxes and certain income tax uncertainties, including interest and penalties.

Net income (loss) — Net income for Q2 2012 was $470,000, or $0.02 per share on a fully diluted basis, compared to net loss of $(7.8) million, or $(0.34) per share on a fully diluted basis for Q2 2011.

Free cash flow (a non-GAAP financial measure) — Free cash flow for the twelve months ended June 30, 2012 and 2011 totaled $8.0 million and $23.0 million, respectively.  The $15.0 million year over year decrease was due to a $13.5 million decrease in operating cash flows and a $1.5 million increase in capital expenditures from the twelve month period ending Q2 2012 compared to 2011.

Free cash flow reflects an additional way of viewing our cash flows and liquidity that, when viewed with our GAAP results, provides a more complete understanding of factors and trends affecting our cash flows and liquidity. Free cash flow, which we reconcile to “net cash provided by (used in) operating activities,” is cash flow from operations reduced by “expenditures for fixed assets, including internal-use software and website development.” We believe that cash flows from operating activities is an important measure, since it includes both the cash impact of the continuing operations of the business and changes in the balance sheet that impact cash. However, we believe free cash flow is a useful measure to evaluate our business since purchases of fixed assets are a necessary component of ongoing operations and free cash flow measures the amount of cash we have available for future investment, debt retirement or other changes to our capital structure after we have paid all of our expenses. Therefore, we believe it is important to view free cash flow as a complement to our entire consolidated statements of cash flows.

Our calculation of free cash flow is set forth below (in thousands):

	Six months ended June 30,		Twelve months ended June 30,
	2012	2011	2012	2011
Net cash provided by (used in) operating activities	$(29,941)	$(23,536)	$19,258	$32,724
Expenditures for fixed assets, including internal-use software and website development	(6,503)	(4,024)	(11,220)	(9,708)
Free cash flow	$(36,444)	$(27,560)	$8,038	$23,016

Cash and working capital — We had cash and cash equivalents of $60.0 million and $97.0 million and working capital of $(7.6) million and $(14.1) million at June 30, 2012 and December 31, 2011, respectively.

About Overstock.com Overstock.com is a technology-based retail company offering customers a wide variety of high-quality products, at great value, with superior customer service. The company provides its customers with the opportunity to shop for bargains by offering suppliers an alternative inventory distribution channel. Headquartered in Salt Lake City, Overstock.com is a publicly traded company listed on the NASDAQ Global Market System and can be found online at http://www.overstock.com and http://www.o.co.  Overstock.com regularly posts information about the company and other related matters on its website under the heading “Investor Relations.”

Overstock.com®, O.co®, Worldstock Fair Trade® and Club O Rewards® are registered trademarks of Overstock.com, Inc.  O.info™, Club O™, and Club O Rewards Dollars™ and Your Savings Engine™ are trademarks of Overstock.com, Inc. All other trademarks are the property of their respective owners.

# # #

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements include all statements other than statements of historical fact. Our Annual Report on Form 10-K for the year ended December 31, 2011 that was filed on March 2, 2012, and our other subsequent filings with the Securities and Exchange Commission identify important factors that could cause our actual results to differ materially from those contained in our projections, estimates or forward-looking statements.

Overstock.com, Inc.

Consolidated Statements of Operations and

Comprehensive Income (Loss) (Unaudited)

(in thousands, except per share data)

	Three months ended June 30,		Six months ended June 30,
	2012	2011	2012	2011
Revenue, net
Direct	$33,936	$33,443	$74,833	$81,604
Fulfillment partner	205,600	201,549	427,070	418,858
Total net revenue	239,536	234,992	501,903	500,462
Cost of goods sold
Direct	31,108	30,231	68,738	73,261
Fulfillment partner	165,259	164,991	342,488	337,347
Total cost of goods sold	196,367	195,222	411,226	410,608
Gross profit	43,169	39,770	90,677	89,854
Operating expenses:
Sales and marketing	13,512	13,655	27,987	29,080
Technology	15,122	16,808	30,760	33,468
General and administrative	14,516	16,725	29,338	34,711
Restructuring	—	—	98	—
Total operating expenses	43,150	47,188	88,183	97,259
Operating income (loss)	19	(7,418)	2,494	(7,405)
Interest income	27	46	56	98
Interest expense	(253)	(630)	(461)	(1,306)
Other income, net	719	220	1,151	409
Income (loss) before income taxes	512	(7,782)	3,240	(8,204)
Provision for income taxes	42	16	51	38
Net income (loss)	$470	$(7,798)	$3,189	$(8,242)
Deemed dividend related to redeemable common stock	—	(2)	—	(12)
Net income (loss) attributable to common shares	$470	$(7,800)	$3,189	$(8,254)
Net income (loss) per common share—basic:
Net income (loss) attributable to common shares—basic	$0.02	$(0.34)	$0.14	$(0.36)
Weighted average common shares outstanding—basic	23,437	23,265	23,382	23,240
Net income (loss) per common share—diluted:
Net income (loss) attributable to common shares—diluted	$0.02	$(0.34)	$0.14	$(0.36)
Weighted average common shares outstanding—diluted	23,464	23,265	23,399	23,240

Comprehensive income (loss)	$470	$(7,798)	$3,189	$(8,242)

Other data:
Gross bookings	$265,331	$258,151	$557,312	$552,364

Overstock.com, Inc.

Consolidated Balance Sheets (Unaudited)

(in thousands)

	June 30,	December 31,
	2012	2011
Assets
Current assets:
Cash and cash equivalents	$59,998	$96,985
Restricted cash	2,044	2,036
Accounts receivable, net	10,084	13,501
Inventories, net	21,074	22,993
Prepaid inventories, net	1,754	1,027
Prepaids and other assets	15,097	12,651
Total current assets	110,051	149,193
Fixed assets, net	23,250	25,322
Goodwill	2,784	2,784
Other long-term assets, net	1,648	2,260
Total assets	$137,733	$179,559
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$40,625	$70,332
Accrued liabilities	35,809	47,902
Deferred revenue	24,263	27,978
Line of credit	17,000	17,000
Capital lease obligations, current	—	110
Total current liabilities	117,697	163,322
Capital lease obligations, non-current	—	2
Other long-term liabilities	2,431	2,998
Total liabilities	120,128	166,322

Stockholders’ equity:
Common stock	2	2
Additional paid-in capital	355,011	353,368
Accumulated deficit	(258,576)	(261,765)
Treasury stock	(78,832)	(78,368)
Total stockholders’ equity	17,605	13,237
Total liabilities and stockholders’ equity	$137,733	$179,559

Overstock.com, Inc.

Consolidated Statements of Cash Flows

(Unaudited)

(in thousands)

	Six months ended June 30,		Twelve months ended June 30,
	2012	2011	2012	2011
Cash flows from operating activities:
Net income (loss)	$3,189	$(8,242)	$(8,007)	$3,259
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	8,096	8,263	16,183	16,197
Realized gain from sale of marketable securities	(7)	—	(7)	—
Loss on disposition of fixed asset	61	—	61	—
Stock-based compensation to employees and directors	1,643	1,708	2,986	4,279
Amortization of deferred loan costs and debt discount	37	60	104	242
(Gain) loss from early extinguishment of debt	—	27	1,226	(115)
Restructuring charges (reversals)	98	—	98	(433)
Changes in operating assets and liabilities:
Restricted cash	(8)	147	351	533
Accounts receivable, net	3,417	6,918	(3,442)	1,643
Inventories, net	1,919	11,044	(4)	4,656
Prepaid inventories, net	(727)	405	(77)	1,041
Prepaids and other assets	(2,890)	(4,321)	975	(3,160)
Other long-term assets, net	889	230	499	1,292
Accounts payable	(29,651)	(28,513)	1,806	(1,477)
Accrued liabilities	(12,352)	(8,773)	3,373	3,643
Deferred revenue	(3,715)	(2,573)	2,809	1,268
Other long-term liabilities	60	84	324	(144)
Net cash provided by (used in) operating activities	(29,941)	(23,536)	19,258	32,724
Cash flows from investing activities:
Purchases of marketable securities	(55)	(79)	(136)	(152)
Purchases of intangible assets	(6)	—	(10)	(396)
Proceeds from sale of fixed assets	55	—	55	—
Sale of marketable securities	154	—	154	—
Investment in precious metals	—	—	—	(1,567)
Expenditures for fixed assets, including internal-use software and website development	(6,503)	(4,024)	(11,220)	(9,708)
Net cash used in investing activities	(6,355)	(4,103)	(11,157)	(11,823)
Cash flows from financing activities:
Payments on capital lease obligations	(112)	(568)	(274)	(701)
Drawdowns on line of credit	—	—	17,000	—
Capitalized financing costs	—	—	(140)	—
Proceeds from finance obligations	—	748	681	17,131
Payments on finance obligations	—	(2,066)	(22,852)	(2,907)
Paydown on direct financing arrangement	(115)	(106)	(225)	(207)
Payments to retire convertible senior notes	—	(10,110)	(24,505)	(25,927)
Purchase of redeemable stock	—	—	—	(26)
Purchase of treasury stock	(464)	(1,600)	(468)	(1,607)
Exercise of stock options	—	—	—	15
Net cash used in financing activities	(691)	(13,702)	(30,783)	(14,229)
Net decrease in cash and cash equivalents	(36,987)	(41,341)	(22,682)	6,672
Cash and cash equivalents, beginning of period	96,985	124,021	82,680	76,008
Cash and cash equivalents, end of period	$59,998	$82,680	$59,998	$82,680